UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2014

CorVel Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-19291	33-0282651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 851-1473

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Richard Schweppe, Vice President of Finance of CorVel Corporation (the “Company”), was promoted to the position of Chief Financial Officer effective on June 13, 2014. Mr. Schweppe has been with the Company for 26 years, joining the Company as Director of Finance in March 1988. He was promoted to Chief Financial Officer when the Company completed its initial public offering in June 1991. He served in that position until August 2005 when he resigned from that position to become Director of Finance. Mr. Schweppe was recently promoted to Vice President of Finance in March 2014.

Mr. Schweppe is 59 years old, has a current annual salary of $150,000 and received a $22,682 bonus in April 2014 for calendar year 2013 performance. On March 1, 2013 and November 4, 2013, the Company granted performance stock options to Mr. Schweppe to purchase 2,000 and 2,400 shares, respectively, of the Company’s common stock under and pursuant to the terms of the CorVel Restated Omnibus Incentive Plan (Formerly the Restated 1988 Executive Stock Option Plan) (the “Option Plan”). These performance options will vest based on the achievement of certain performance criteria, approved by the Company’s Board of Directors and Compensation Committee, relating to certain earnings per share targets in calendar years 2013, 2014, 2015 and 2016, as applicable. The exercise price of these performance options equaled the closing price of the Company’s common stock as quoted by the Nasdaq Global Select Market on the respective dates of grant. In addition, since the beginning of the Company’s last fiscal year, the Company has granted time-vesting stock options to Mr. Schweppe to purchase an aggregate of 3,100 shares of the Company’s common stock under and pursuant to the terms of the Option Plan. The exercise price of these time-vesting options equaled the closing price of the Company’s common stock as quoted by the Nasdaq Global Select Market on the respective dates of grant. Mr. Schweppe is eligible for a discretionary annual bonus and discretionary stock option grants pursuant to the Company’s Option Plan. Mr. Schweppe also participates in the Company’s standard employee benefit plans.

There are no arrangements or understandings between Mr. Schweppe and any other persons pursuant to which he was selected as officer. In addition, there are no family relationships between Mr. Schweppe and any other director or executive officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

10.1* Stock option agreement dated March 1, 2013, between the Company and Richard Schweppe, providing performance vesting.

10.2* Stock option agreement dated November 4, 2013, between the Company and Richard Schweppe, providing performance vesting.

*	— Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 19, 2014

CORVEL CORPORATION, a Delaware corporation (Registrant)

By:	/s/ V. Gordon Clemons
V. Gordon Clemons Chief Executive Officer and President